EXHIBIT 10(f)

                            DARDEN RESTAURANTS, INC.

                            STOCK PLAN FOR DIRECTORS

                   (AMENDED AND RESTATED AS OF JULY 26, 2002)


     1. Purpose. The purpose of the Darden Restaurants, Inc. Stock Plan (the "Plan") for Directors is to increase the proprietary interest of Directors in Darden Restaurants, Inc. (the "Company") by granting them non-qualified options to purchase Common Stock of the Company ("Common Stock") and shares of Common Stock subject to the restrictions described herein that will promote long-term shareholder value through ownership of Common Stock.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. Grants of options to purchase Common Stock under the Plan and the amount and nature of the awards of Common Stock shall be made automatically or by the Board of Directors as provided in Section 4. However, subject to the express provisions of the Plan and applicable law, the Compensation Committee shall have full authority to: (i) interpret the Plan; (ii) promulgate such rules and regulations with respect to the Plan as it deems desirable; (iii) amend the terms and conditions of any award or award agreement, provided, however, that, except as otherwise provided in Section 5 hereof, the Committee shall not reprice, adjust or amend the exercise price of options to purchase Common Stock of the Company previously awarded to any Director, whether through amendment, cancellation and replacement grant, or any other means; (iv) determine whether, to what extent and under what circumstances shares of Common Stock payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder of the award or the Committee; and (v) make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

     3. Participation. Each person who is a Director of the Company or any of its subsidiaries at the date of each grant or award shall be eligible to participate in the Plan. A "Director" for purposes of this Plan is defined as a person who has been elected to the Board of Directors of the Company and does not have an employee status with the Company.

     4. Awards under the Plan. The number of shares of Common Stock authorized for grants under the Plan is 375,000, provided that all such shares shall be issued from Common Stock held in the Company's treasury. In addition, all shares of Common Stock authorized, but unissued under the predecessor Stock Plan for Directors effective May 28, 1995, as amended, shall be available and authorized for issuance under this Plan. If any shares of Common Stock covered by an award or to which an award relates are not purchased or are forfeited or otherwise reacquired by the Company (including shares of Restricted Stock, as described below, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares of Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the Plan with respect to such award, to the extent of any such forfeiture, termination or cancellation, shall again be available for granting awards under the Plan. In addition, any shares of Common Stock that are used by a participant as full or partial payment to the Company of the purchase or exercise price relating to an award or in connection with the satisfaction of tax obligations relating to an award, and any shares of Common Stock purchased by the Company in the open market or in private transactions having an aggregate purchase price no greater than the amount of cash proceeds received by the Company from the exercise of Options, as described below, under the Plan shall be available for granting awards under the Plan.

     (a)  Non-qualified Stock Options

          (i) Grant of Options. Each person who becomes a Director for the first time after the effective date of the Plan shall be awarded an option ("Option") to purchase 12,500

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               shares  of Common  Stock,  effective  as of the date such  person becomes a Director. In addition, at the close of business on each annual shareholders' meeting, each Director elected or re-elected to the Board shall be granted an Option to purchase 3,000 shares of Common Stock. The written agreement evidencing such Options granted under the Plan shall be dated as of the applicable date of each grant. All Options granted under the Plan shall be non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended.

          (ii) Option Exercise Price. The per share price to be paid by the Director at the time an Option is exercised shall be 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price for the Common Stock on the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the Exchange was open for trading.

          (iii)Term of Option. Each Option shall expire ten (10) years from the date of grant.

          (iv) Exercise of Option. Options shall be exercisable only after one year from the date the Option is granted, except that (1) "SRO's" may be exercised after a period of six months or longer if so determined by the Board of Directors at the date of the grant of the SRO and (2) the 12,500 Options granted to a Director upon his or her first election to the Board of Directors shall be exercisable only after three years from the date the Options are granted.

          (v) Method of Exercise, Deferral and Tax Obligations. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased. Such payment may be made in cash, check, shares of Common Stock valued using the Fair Market Value as of the exercise date or a combination thereof. The Company may also require payment of the amount of any federal, state or local withholding tax attributable to the exercise of an Option or the delivery of shares of Common Stock upon lapse of the Restricted Period described below. The Committee may permit a Director to elect to defer receipt of all or a portion of the shares of Common Stock issuable upon exercise of an Option, all on such terms and conditions as the Committee shall determine (including through the terms of the Compensation Plan for Non-Employee Directors).

          (vi) Non-transferability. An Option shall be non-assignable and non-transferable by a Director other than by (1) the Director's last will and testament, or (2) the applicable laws of descent and distribution, or (3) by gift by a Director to a "family member" defined by the Compensation Committee. Such Option may be exercised only by such Director or his or her guardian or legal representative or the donee family member. A Director shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection.

          (vii)Notwithstanding anything contained herein to the contrary, upon retirement of a Director or other cessation of service on the Board of Directors, the Director's Options will vest and be exercisable according to the following schedules.

               (1) For a Director with at least five years of Board service, including service on the predecessor General Mills, Inc. Board of Directors, unvested Options granted prior to September 1999 will continue to vest. Once vested, Options will be exercisable for the full term of the Option.

               (2) For a Director with less than five years of Board service, including service on the predecessor General Mills, Inc. Board of Directors, unvested Options will be forfeited. Options granted prior to September 1999 that have vested will be exercisable for the full Option term. Options granted beginning with and after

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                    the September 1999 grant if vested, must be exercised within ninety days of the end of Board service or, otherwise, will be forfeited.

     (b)  Restricted Stock.

          (i) Awards. Each Director on the effective date of the Plan shall be granted an award of 3,000 shares of Common Stock, restricted as described below ("Restricted Stock"). At the close of business on each successive annual stockholders' meeting date thereafter, each Director then elected or re-elected to the Board shall be granted an award of 3,000 shares of Restricted Stock. Notwithstanding the foregoing, prior to the date of each annual stockholders' meeting, with respect to any such award of Restricted Stock to be made for such upcoming year, a Director may elect (1) on such terms and conditions as the Committee shall determine (including through the terms of the Compensation Plan for Non-Employee Directors), to defer receipt of all or any portion of the Common Stock that would otherwise be received pursuant to his or her Restricted Stock award until a date that is on or after the cessation of Board service or (2) to receive the equivalent of 1,000 of the 3,000 shares of any Restricted Stock award in cash based on the Fair Market Value of the Common Stock on the date of such stockholders' meeting. Any such deferral election shall result in the Restricted Stock not being issued to the Director and, in exchange, the Director will be credited with stock units, representing the Company's obligation to pay deferred compensation at a later date in the form of unrestricted Common Stock, all on such terms and conditions as the Committee shall determine (including through the terms of the Compensation Plan for Non-Employee Directors).

          (ii) Restricted Period. The restrictions set forth shall apply from the date of each grant until the earlier of the following: (1) the last day on which the New York Stock Exchange is open for trading immediately prior to the annual stockholders meeting next succeeding the grant of such Restricted Stock, or (2) the Director's death or disability (the "Restricted Period"). Until the expiration of the Restricted Period, none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, and all of the Restricted Stock shall be forfeited and all further rights of the Director to or with respect to such Restricted Stock shall terminate without any obligation on the part of the Company unless the Director has remained a Director throughout the Restricted Period applicable to such Restricted Stock.

          (iii)Other Terms and Conditions. Any shares of Restricted Stock granted hereunder may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of stock certificates, and may be held in escrow. If certificated, each such certificate shall bear a legend giving notice of the restrictions. Each Director must also endorse in blank and return to the Company a stock power for each grant of Restricted Stock. During the Restricted Period, each Director shall have all the rights and privileges of a shareholder with respect to the Restricted Stock, including the right to vote the shares and to receive dividends thereon. At the expiration of the Restricted Period, a stock certificate free of all restrictions for the number of shares of Restricted Stock so registered shall be delivered to the Director or his or her estate.

     (c)  Stock Award.

          (i) Awards. At the close of business on the date of each annual stockholders' meeting occurring after July 26, 2002, in lieu of the award of Restricted Stock described in Section 4(b) above, each Director elected or re-elected to the Board at such stockholders' meeting shall be granted an award equal to that number of shares of Common Stock having a Fair Market Value on the date of grant equal to $100,000, rounded to the nearest whole share (the "Stock Award"). Each Director who, after July 26, 2002, is appointed as a Director of the Company at any time other than at an annual stockholders' meeting

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               shall be granted on the date of such appointment a prorated Stock
               Award equal to that number of shares of Common Stock, rounded to the nearest whole share, having a Fair Market Value on the date of grant equal to $100,000 multiplied by a fraction, the numerator of which is 365 minus the number of days in the period from the date of the annual stockholders' meeting immediately preceding such appointment to the date of such appointment and the denominator of which is 365. Notwithstanding the foregoing, prior to the date of each annual stockholders' meeting or the date of any such appointment, as the case may be, a Director may elect with respect to each such Stock Award to be granted on such date (1) on such terms and conditions as the Committee shall determine (including through the terms of the Compensation Plan for Non-Employee Directors), to defer receipt of all or any portion of the Common Stock that would otherwise be received pursuant to his or her Stock Award until a date that is on or after the cessation of Board service or (2) to receive 25% or 50% of the Stock Award in cash. Any such deferral election shall result in such shares of Common Stock not being issued to the Director and, in exchange, the Director will be credited with
               stock  units,   representing  the  Company's  obligation  to  pay
               deferred compensation at a later date in the form of unrestricted Common Stock, all on such terms and conditions as the Committee shall determine (including through the terms of the Compensation Plan for Non-Employee Directors).

          (ii) Non-transferability. From the date of grant to the first anniversary of the date of grant of any Stock Award (the "Non-transferability Period"), none of the shares of Common Stock subject to the Stock Award may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by a Director other than by (1) the Director's last will and testament, or (2) the applicable laws of descent and distribution. During the Non-transferability Period, any certificate representing shares of Common Stock that are subject to a Stock Award shall bear a legend giving notice of the restrictions described in this
               Section 4(c)(ii). During the Non-transferability Period, each Director shall have all the rights and privileges of a shareholder with respect to the shares of Common Stock subject to the Stock Award, including the right to vote such shares and to receive dividends thereon.

      (d) "SRO's".

          In addition to the awards described in Sections 4(a), (b) and (c) above, the Board of Directors also shall grant salary replacement options ("SRO's") to one or more of the Directors pursuant to the annual decision of each Director in lieu of all or part of an annual retainer or for directors fees for attendance at Board or Committee meetings or other compensation for services as a Director. Such grants shall be made on the last day of each fiscal quarter of the Company for compensation accrued during such quarter and be valued by the same formula as used by the Compensation Committee for awards of SRO's to employees of the Company. SRO's shall be treated as Options under this Plan for all other purposes.

     (e)  Change of Control.

          The Options granted hereunder shall become exercisable and the restrictions on Restricted Stock and Stock Awards shall lapse upon the occurrence of a "Change of Control." Each of the following shall constitute a "Change of Control":

          (i) if any person (including a group as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

          (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the

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               foregoing,  the persons who were  Directors  of the Company  just prior to such event cease to constitute a majority of the Company's Board of Directors; or

          (iii)the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

     5. Adjustments. In the event of a stock dividend or stock split, or combination or other reduction in the number of issued shares of Common Stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of the Company, or whenever the Committee determines such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then appropriate adjustments shall be made in the shares and number of shares of Common Stock subject to and authorized by this Plan and the number of shares of Common Stock subject to Options, Restricted Stock and Stock Awards previously granted hereunder and the exercise price of Options previously granted hereunder, in order to prevent dilution or enlargement of the rights of the Directors under the Plan.

     6. Amendment of the Plan. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Director with respect to Options, Restricted Stock or Stock Awards theretofore awarded, without such person's consent, or (b) without the approval of the stockholders,
(i) if such approval is necessary to comply with any legal, tax or statutory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or (ii) would materially change the definition of persons eligible to receive awards under this Plan, or (c) unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employment Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

     7. Miscellaneous Provisions. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be nominated for re-election to the Board. The Plan shall be governed by the laws of the state of Florida.

     8. Effective Date and Duration of Plan. The Plan shall be deemed effective as of the effective date of the distribution of Common Stock to the holders of General Mills, Inc. Common Stock. No awards shall be made hereunder after September 30, 2005.

     9. Section 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


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